UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2006

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2006, M/I entered into a Separation Agreement with Steven Schottenstein (the “Separation Agreement”), who resigned as the Company’s Chief Operating Officer on June 15, 2006. Pursuant to the Separation Agreement, M/I agreed to pay Mr. Schottenstein separation benefits in the amount of $4,308,000.  Mr. Schottenstein will also be eligible to receive a pro rata portion of the 2006 Annual Bonus to which he would have been entitled based upon M/I’s performance in 2006, and he will receive certain other benefits that are more fully described in the Separation Agreement, which is attached to this Form 8-K as Exhibit 10.1.

Item 2.02 Results of Operations and Financial Condition

On July 27, 2006, M/I Homes, Inc. issued a press release reporting financial results for the three and six months ended June 30, 2006. A copy of this press release, including information concerning forward-looking statements and factors that may affect our future results, is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 is furnished pursuant to Item 2.02 on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with entering into the Separation Agreement described in Item 1.01 above, Steven Schottenstein resigned from the Board of Directors of the Company effective as of July 25, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Documents

10.1	Separation Agreement effective July 25, 2006

99.1	Press release dated July 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2006

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Corporate Controller
(Principal Accounting Officer)

Index to Exhibits

Exhibit No.	Description of Documents

10.1	Separation Agreement effective July 25, 2006

99.1	Press release dated July 27, 2006